SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2003

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-18225 (Commission File Number)	77-0059951 (IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California (Address of Principal Executive Offices)	95134-1706 (Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of Registrant, dated February 4, 2003, reporting Cisco Systems, Inc.’s (the “Registrant”) second quarter results for the period ended January 25, 2003 (furnished and not filed herewith solely pursuant to Item 9).

Item 9. Regulation FD Disclosure.

     On February 4, 2003, the Registrant reported its second quarter results for the period ending January 25, 2003. A copy of the press release issued by the Registrant on February 4, 2003 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

     In light of new Securities and Exchange Commission requirements that will be effective March 28, 2003 concerning the furnishing of additional information by registrants regarding Non-GAAP financial measures and results of operations or financial condition for completed quarterly or annual periods, the Registrant is electing to furnish the information for its most recently completed fiscal quarter under Item 9. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The furnishing of the information in this report (including the exhibit hereto) shall not be deemed an admission that such furnishing is required by Regulation FD or that the information in this report contains material information that is not otherwise publicly available.

     The Registrant provides pro forma net income and pro forma net income per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Pro forma net income has been adjusted to exclude the effects of acquisition charges, payroll tax on employee stock option exercises, gains and losses on public equity investments and restructuring charges. The Registrant’s management believes that this presentation of pro forma net income and pro forma net income per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: February 4, 2003	By:	/s/ Larry R. Carter

	Name:	Larry R. Carter
	Title:	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of Registrant, dated February 4, 2003, reporting Registrant’s second quarter results for the period ending January 25, 2003.